As filed with the Securities and Exchange Commission on January 30, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DEXCOM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0857544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6340 Sequence Drive

San Diego, California 92121

(858) 200-0200

(Address, including zip code and telephone number, including area code, of the Registrant’s principal executive offices)

Jess Roper

Chief Financial Officer

6340 Sequence Drive

San Diego, California 92121

(858) 200-0200

(Name, address, including zip code and telephone number, including area code, of the Registrant’s agent for service)

Copies to:

Robert A. Freedman, Esq.

James Evans, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-155391

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Security (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common stock, $0.001 par value per share (5)
Preferred stock, $0.001 par value per share
Warrants
Units (6)
Total			$8,000,000	$315

(1)	There is being registered hereunder an indeterminate number of shares of common stock, preferred stock, warrants to purchase common or preferred stock of the Registrant, and units as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $8,000,000.
(2)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)	The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
(5)	Each share of common stock being registered hereunder also includes one preferred stock purchase right pursuant to our rights agreement.
(6)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, and warrants.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This Registration Statement relates to the shelf registration statement on Form S-3 (File Number 333-155391)(the “Prior Registration Statement”) declared effective on November 26, 2008 by the Commission, and is being filed for the purpose of registering up to $8,000,000 additional aggregate dollar amount of shares of the Registrant’s common or preferred stock, warrants to purchase the Registrant’s common or preferred stock, and/or units consisting of some or all of these securities in any combination, together or separately, in one or more offerings, in amounts, at prices and on terms that the Registrant will determine at the time of the offering and which will be set forth in a prospectus supplement, which may also add, update or change information contained in this prospectus. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 30th day of January, 2009.

DEXCOM, INC.

By:	/s/ Terrance H. Gregg
Terrance H. Gregg President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Terrance H. Gregg and Jess Roper, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer and Director: /s/ Terrance H. Gregg Terrance H. Gregg	President, Chief Executive Officer and Director	January 30, 2009

Principal Financial Officer and Principal Accounting Officer: /s/ Jess Roper Jess Roper	Chief Financial Officer	January 30, 2009

Additional Directors: /s/ Donald L. Lucas Donald L. Lucas	Chairman of the Board of Directors	January 30, 2009

/s/ Sean D. Carney Sean D. Carney	Director	January 30, 2009

Donald A. Lucas	Director

Kevin Sayer	Director

/s/ Jay S. Skyler Jay S. Skyler, M.D.	Director	January 30, 2009

Jonathan Lord, M.D.	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see signature page).